EXHIBIT 99.1

AntriaBio Appoints Dr. Robert Bhisitkul to its Scientific Advisory Board

LOUISVILLE, Colorado, Oct. 04, 2017 – (GLOBE NEWSWIRE) – AntriaBio, Inc. ("The Company") (OTCQB: ANTB), a biopharmaceutical company focused on developing platform technologies to target significant unmet medical needs, today announced the appointment of ophthalmology expert Dr. Robert B. Bhisitkul, M.D., Ph.D. to its Scientific Advisory Board.

The addition of Dr. Bhisitkul to the Scientific Advisory Board follows the Company's recent in-licensing of an oral plasma kallikrein inhibitor (PKI) portfolio announced on August 7th. As such, AntriaBio is bolstering its leadership team and allocating resources to develop treatments for kallikrein-mediated diseases, diabetic macular edema (DME) and hereditary angioedema (HAE).

"It is a pleasure to welcome Dr. Bhisitkul to our world-class Scientific Advisory Board comprised of renowned clinicians. Dr. Bhisitkul brings broad ophthalmology expertise to the Company. In particular, his deep knowledge of DME drug development will be an invaluable asset as we embark on advancing our PKI portfolio into the clinic," commented Dr. Hoyoung Huh, Chairman of the Scientific Advisory Board and member of the Company's Board of Directors.

Dr. Bhisitkul is a Professor of Clinical Ophthalmology and retinal specialist at the University of California, San Francisco School of Medicine's Department of Ophthalmology. He earned his M.D. from Stanford University and Ph.D. in Neuroscience from Yale University. Dr. Bhisitkul completed his residency and fellowship training at the Massachusetts Eye and Ear Infirmary and Harvard Medical School. In his 20 years of experience as a retinal surgeon and clinical scientist, Dr. Bhisitkul has been an investigator in 15 randomized clinical trials of novel therapies for retinal diseases, including anti-VEGF therapies for DME, and served as Clinical Trial Director for the SEVEN-UP Study, the first longitudinal trial to determine long-term vision outcomes for macular degeneration patients undergoing multi-year anti-VEGF therapy. His laboratory research focuses on basic mechanisms of retinal diseases in animal models and cell culture, as well as new technologies for retinal surgery and treatments. Dr. Bhisitkul has served as a consultant and clinical advisor for numerous pharmaceutical companies including those with market-leading products for macular edema. Dr. Bhisitkul has served as Associate Editor and Web Editor of the British Journal of Ophthalmology and is an ad hoc reviewer for several journals including Ophthalmology, American Journal of Ophthalmology and IOVS.

About AntriaBio, Inc.
AntriaBio is a clinical stage biopharmaceutical company developing platform technologies to target significant unmet medical needs in diabetes and other indications. AntriaBio's lead product candidate is AB101, an injectable once-weekly basal insulin for type 1 and type 2 diabetes that addresses a >$10 billion market where the current standard of care is a once-daily basal insulin injection. For more information, visit: www.antriabio.com.

Forward-Looking Statements
 This release, like many written and oral communications presented by AntriaBio, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, AntriaBio undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

AntriaBio, Inc. Contact:
Noopur Liffick
VP of Corporate Development
(650) 549-4175
investor-relations@antriabio.com